EXECUTION COPY
LIMITED WAIVER, CONSENT AND FOURTH AMENDMENT TO CREDIT
AGREEMENT
     THIS LIMITED WAIVER, CONSENT AND FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) is entered into as of March 29, 2007 (the “Fourth Amendment Effective Date”) among THE PRINCETON REVIEW, INC., a Delaware corporation (“Borrower”), the other Loan Parties signatory hereto, the Lenders a party hereto and Golub Capital Incorporated, a New York corporation, as administrative agent for the Lenders (“Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, Borrower, the other Loan Parties, Lenders and Administrative Agent are parties to that certain Credit Agreement dated as of April 10, 2006, pursuant to which Lenders extended a revolving credit facility to Borrower in the amount of Six Million Dollars ($6,000,000), as amended by that certain First Amendment to Credit Agreement dated as of May 25, 2006, pursuant to which Lenders increased the revolving credit facility to Borrower to the amount of Ten Million Dollars ($10,000,000), as further amended by that certain Limited Waiver and Second Amendment to Credit Agreement dated as of November 3, 2006, pursuant to which Lenders temporarily increased the revolving credit facility to Fifteen Million Dollars ($15,000,000), as further amended by that certain Limited Waiver, Consent and Third Amendment to Credit Agreement dated as of February 16, 2007, pursuant to which Lenders, among other things, adjusted the revolving credit facility to Twelve Million Dollars ($12,000,000) (the “Credit Agreement”);
     WHEREAS, Borrower and Higher Edge Marketing Services, Inc., a California corporation (the “Licensee”) intend to enter into a Services and License Agreement dated on or about the date hereof in the form attached hereto as Exhibit A (the “License Agreement”);
     WHEREAS, the License Agreement provides that the Licensee shall provide services in connection with the management of the Borrower’s existing marketing services business, as more fully provided therein (all such transactions as provided in the License Agreement referred to herein as the “Transactions”);
     WHEREAS, the Transactions are prohibited pursuant to Section 7.2 of the Credit Agreement, which limits the making of loans by any Loan Party to any Person, Section 7.4 of the Credit Agreement, which limits certain transactions by any Loan Party with its management or any Affiliate, and Section 7.8 of the Credit Agreement, which limits the sale, transfer, conveyance, assignment or other disposition by any Loan Party of certain of its assets;
     WHEREAS, in connection with the Fletcher Preferred Stock Financing (as defined in the Credit Agreement), pursuant to Section 6 of that agreement to purchase preferred stock (“Stock Purchase Agreement”), by and between the Borrower and Fletcher, dated as of May 28, 2004 and Section 6 of the Series B-1 Preferred Stock Certificate of Designations of the Borrower, dated as of June 4, 2004 (the “Certificate of Designations”), the holders of the Series B-1 Preferred Stock of the Borrower retain the right to convert the Series B-1 Preferred Stock to common stock of the

Borrower, provided that the Borrower has the right to redeem the Series B-1 Preferred Stock in cash, as more fully provided in Section 6 of the Stock Purchase Agreement and Section 6 of the Certificate of Designations (the “Redemption”);
     WHEREAS the Redemption is currently prohibited by Section 7.14 of the Credit Agreement, which prohibits certain Restricted Payments;
     WHEREAS, Borrower has requested the Lenders and Administrative Agent (i) consent to the Transactions and waive the provisions of Sections 7.2, 7.4, and 7.8 of the Credit Agreement solely for the purpose of completing the Transactions and (ii) consent to the Redemption and waive provisions of Section 7.14 of the Credit Agreement solely for the purpose of completing the Redemption;
     WHEREAS, in addition to the foregoing consent, the parties to the Credit Agreement desire to waive compliance with certain provisions of the Credit Agreement and amend the terms of the Credit Agreement to among other things, permit the Redemption on those terms and conditions as more fully provided herein, and increase the Revolving Loan Commitment to an amount of Fifteen Million Dollars ($15,000,000) for the purposes of funding working capital;
     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
     1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.
     2. Limited Waiver and Consent.
          a. At the Borrower’s request, the Lenders hereby waive the Borrower’s violation of the covenant set forth in Section 7.10(b) of the Credit Agreement for the period beginning April 1, 2007 and ending January 1, 2008, and after which time such covenant shall be in full force and effect.
          b. Subject to the conditions set forth in Section 4 hereof, the Lenders and Administrative Agent hereby (i) consent to the Transactions, and solely in connection therewith, waive the terms of Sections 7.2, 7.4 and 7.8 of the Credit Agreement and (ii) consent to the Redemption, and solely in connection therewith, waive the terms of Section 7.14 of the Credit Agreement.
     3. Amendments to Credit Agreement. Upon satisfaction of the conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:
(i) Schedule 1.1 (Definitions) of the Credit Agreement is hereby amended by:
(a) deleting the definition of “Commitments” in its entirety and replacing it as follows:
” ‘Commitments’ shall mean (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment as set forth on the signature page to the Fourth Amendment (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments which aggregate commitment shall be fifteen million dollars ($15,000,000).”
(b) deleting the definition of “Revolving Loan Commitment” in its entirety and replacing it as follows:
“ ‘Revolving Loan Commitment’ shall mean (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances as set forth in the signature page to the Fourth Amendment (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances, which aggregate commitment shall be fifteen million dollars ($15,000,000) beginning on the Fourth Amendment Effective Date and at all times thereafter.”
(c) inserting the following definitions in appropriate alphabetical order:
“ ‘Fourth Amendment’ shall mean that certain Fourth Amendment to Credit Agreement, by and among Borrower, the other Loan Parties thereto, Administrative Agent and the Lenders, dated as of March 29, 2007.’ ”
“ ‘Fourth Amendment Effective Date’ has the meaning given to such term by the Fourth Amendment.’ ”
(ii) The fourth sentence of Section 2.1(a)(i) of the Credit Agreement is deleted in its entirety and the following is substituted therefor:
“The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Borrowing Base plus five million dollars ($5,000,000) (“Borrowing Availability”).”
(iii) Section 2.3(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:
“Voluntary Prepayments. Borrower may at any time on at least five (5) days’ prior written notice to Administrative Agent voluntarily prepay all or part of the Revolving Loan and permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (i) any such prepayments or reductions shall be in a minimum amount of $250,000 and integral multiples of $100,000 in excess of such amounts, and (ii) the Revolving Loan Commitment shall not be reduced to an amount less than $6,000,000. In addition, Borrower may at any time on at least five (5) days’ prior written notice to Administrative Agent terminate the Revolving Loan Commitment; provided that upon such termination, the entire portion of the principal amount of the Revolving Loan then outstanding and all Obligations related thereto shall be immediately due and payable in full. Any such voluntary prepayment and any such reduction or termination of the Revolving Loan Commitment must be accompanied by the payment of the fee required by Section 2.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 2.13(b). Upon any such prepayment and reduction or termination of the Revolving Loan Commitment, Borrower’s right to request Revolving Credit Advances shall simultaneously be permanently reduced or terminated, as the case may be. For the avoidance of doubt, no voluntary repayment of all or part of the Revolving Loan shall be deemed to be a prepayment under this Section 2.3 unless accompanied by a notice of permanent reduction of the Revolving Loan Commitment.”
(iv) Section 2.3(b)(i) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:
“If at any time, the outstanding balance of the aggregate Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base plus five million dollars ($5,000,000), Borrower shall, within five (5) days, repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess.”
(v) Section 2.4 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:
“Borrower shall utilize the proceeds of the Revolving Loan for the financing of Borrower’s working capital.”
(vi) Section 2.9(a) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:
“(a) Borrower shall have paid to Administrative Agent on the Closing Date a closing fee in an amount equal to 1.00% of the aggregate amount of the Commitments on such date (i.e. $60,000) and shall have paid to Administrative Agent on the First Amendment Effective Date a closing fee in an amount equal to 1.00% of the aggregate increase in the Commitments on such date (i.e. $40,000) and shall have paid to Administrative Agent on the Second Amendment Effective Date a closing fee in an amount equal to 2.00% of the New Commitment (i.e. $100,000) and shall pay to Administrative Agent on the Fourth Amendment Effective Date a closing fee in an amount equal to 2.00% of the aggregate increase in the Commitments on such date (i.e. $60,000).”
(vii) Section 2.9(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

“(b) Borrower shall pay to Administrative Agent a termination fee in the amount of $100,000 in the event the Revolving Loan Commitment is reduced to an amount less than $6,000,000 at any time prior to October 10, 2010.”
(viii) Section 7.14(c) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:
“(c)(i) dividends to Fletcher pursuant to the Fletcher Preferred Stock Financing pursuant to Section 3 of the Series B-1 Preferred Stock Certificate of Designations of the Borrower dated as of June 4, 2004 (the “Certificate of Designations”) and (ii) redemption in cash of the Series B-1 Preferred Stock of the Borrower pursuant to Section 6 of the Stock Purchase Agreement dated as of May 28, 2004 by and between Fletcher and the Borrower and Section 6 of the Certificate of Designations; provided, that, in each case pursuant to clause (c)(i) and (c)(ii) above, no Default or Event of Default shall have occurred or be continuing at the time of such dividend, distribution or redemption”
     4. Conditions. The effectiveness of this Fourth Amendment is subject to the following conditions:
a. The execution and delivery of this Fourth Amendment by Borrower and the other Loan Parties, Lenders and Administrative Agent;
b. Administrative Agent shall have received a certificate from each Loan Party, executed by such Loan Party’s corporate secretary or an assistant secretary, dated as of the date of the Fourth Amendment Effective Date, (i) providing that that there have been no amendments or other modifications to such Loan Party’s charter and/or certificate of formation provided on the Closing Date and that such charter and/or certificate of formation remain true, complete and in full force and effect, (ii) providing that there have been no amendments or other modifications to such Loan Party’s bylaws or operating agreement, as applicable, provided on the Closing Date and that such bylaws or operating agreement, as applicable, remains true, complete and in full force and effect, (iii) attaching resolutions of such Loan Party’s Governing Body or members, as applicable, approving and authorizing the execution, delivery and performance of the Fourth Amendment and the transactions to be consummated in connection therewith, (iv) providing signature and incumbency certificates of the officers of such Loan Party, (v) attaching bringdown certificates, covering the period beginning on the Third Amendment Effective Date and ending on the Fourth Amendment Effective Date, regarding the good standing of such Loan Party (including verification of tax status) in its state of incorporation/formation, (vi) attaching bringdown certificates, covering the period beginning on the Third Amendment Effective Date and ending on the Fourth Amendment Effective Date, regarding the good standing (including verification of tax status) and certificates of qualification to conduct business in each of New York, Delaware, California and Pennsylvania.
c. Administrative Agent shall have received a duly executed original legal opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Loan Parties, in form and substance satisfactory to Administrative Agent and its counsel, dated the Fourth Amendment Effective Date.
d. Borrower shall have delivered to Administrative Agent such other certificates, documents and agreements respecting any Loan Party as Administrative Agent may reasonably request.
e. Borrower shall have paid to Administrative Agent a closing fee in the amount of $60,000, and shall have reimbursed Administrative Agent and Lenders for all other fees, costs and expenses, including without limitation, reasonable attorney fees and expenses, as of the Fourth Amendment Effective Date.
f. Solely for purposes of Section 2(b)(i) herein, Administrative Agent shall have received an executed copy of the License Agreement in form and substance satisfactory to the Administrative Agent; provided that the form attached hereto as Exhibit A shall be deemed satisfactory to the Administrative Agent, and upon such receipt, such License Agreement shall not be amended, modified, or supplemented without Administrative Agent’s consent.
     5. Representations and Warranties. Each Loan Party hereby represents and warrants to Administrative Agent and each Lender as follows:
a. Except as provided on Exhibit 5A hereto, the representations and warranties made by such Loan Party contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except to the extent such representations and warranties are qualified by materiality, contain dollar thresholds or have Material Adverse Effect qualifiers, in which case, such representations and warranties shall be true and correct in all respects);
b. such Loan Party is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;
c. such Loan Party has the power and authority to execute, deliver and perform its obligations under this Fourth Amendment and the Credit Agreement, as amended hereby;
d. the execution, delivery and performance by such Loan Party of this Fourth Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary action;
e. this Fourth Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Person in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability; and
f. no Default or Event of Default exists (and the Loan Parties specifically acknowledge that any misrepresentation of the provisions of this Section 4 shall constitute such an Event of Default).
     6. No Modification. Except as amended hereby, the Credit Agreement and the other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.
     7. Counterparts. This Fourth Amendment may be executed by one or more of the parties to this Fourth Amendment and any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.
     8. Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of Borrower and each Loan Party and their successors and assigns and Administrative Agent and Lenders and their successors and assigns.
     9. Further Assurance. Borrower hereby agrees from time to time, as and when requested by Administrative Agent or any Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Administrative Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Fourth Amendment, the Credit Agreement and the Loan Documents.
     10. GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
     11. Severability. Wherever possible, each provision of this Fourth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Fourth Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Fourth Amendment.
     12. Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto)

and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Fourth Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
     13. Release. The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Administrative Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Administrative Agent (“Releases”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releases, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Lenders and Administrative Agent or other Releases on or prior to the date hereof.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, each of the undersigned has executed this Limited Waiver, Consent and Fourth Amendment as of the date set forth above.

BORROWER:

THE PRINCETON REVIEW, INC., a Delaware corporation

By:	/s/ Stephen Melvin

Name:	Stephen Melvin
Title:	Chief Financial Officer and Treasurer

GUARANTORS:

PRINCETON REVIEW OPERATIONS, L.L.C., a Delaware limited liability company

By:	/s/ Stephen Melvin

Name:	Stephen Melvin
Title:	Chief Financial Officer and Treasurer

[Signature Page to Fourth Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

GOLUB CAPITAL INCORPORATED

By:	/s/ Gregory W. Cashman

Name:	Gregory W. Cashman
Title:	Chief Investment Officer

LENDERS:

GOLUB CAPITAL CP FUNDING

By:	/s/ Gregory W. Cashman

Name:	Gregory W. Cashman
Title:	Chief Investment Officer

Revolving Loan Commitment: $15,000,000.00

[Signature Page to Fourth Amendment to Credit Agreement]